                                                                    EXHIBIT 32

                          CERTIFICATIONS PURSUANT TO
                        SECTION 1350 OF CHAPTER 63 OF
                      TITLE 18 OF THE UNITED STATES CODE

In connection  with the  Quarterly  Report of Navistar  Financial  Corporation
(the   "Corporation"),   subsidiary   of   International   Truck  and   Engine
Corporation,  on Form 10-Q for the period  ended  April 30, 2004 as filed with the Securities and Exchange  Commission on the date hereof (the "Report"),  I,
Pamela  Turbeville,  Principal  Executive  Officer and I, Andrew J.  Cederoth,
Principal  Financial  Officer  of the  Corporation,  certify,  pursuant  to 18
U.S.C. § 1350,  as  adopted  pursuant  to § 906 of the  Sarbanes-Oxley  Act of
2002, that:

(1)   The Report fully  complies  with the  requirements  of Section  13(a) or
      15(d) of the Securities Exchange Act of 1934; and

(2)   The  information  contained  in  the  Report  fairly  presents,  in  all material respects,  the  financial  condition  and results of operations of the Corporation.

/s/ Pamela Turbeville
    Pamela Turbeville
    Principal Executive Officer
    June 9, 2004

/s/ Andrew J. Cederoth
    Andrew J. Cederoth
    Principal Financial Officer
    June 9, 2004

This   certification   accompanies  the   Report  pursuant  to  § 906 of   the
Sarbanes-Oxley  Act of 2002 and shall not be deemed  filed by the  Company for purposes of Section 18 of the Securities  Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This certification  shall also not be deemed to be  incorporated  by reference into any filing under the
Securities Act of 1933, as amended,  or the  Securities  Exchange Act of 1934, as amended,  except to the extent that the Company  specifically  incorporates it by reference.